Exhibit 4.2

INDEPENDENT BANK GROUP, INC.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of December 19, 2017

to

SUBORDINATED DEBT INDENTURE

Dated as of June 25, 2014

5.00% Fixed-to-Floating Rate Subordinated Notes Due December 31, 2027

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of December 19, 2017, between INDEPENDENT BANK GROUP, INC., a corporation duly organized and existing under the laws of the State of Texas (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee (the “Trustee”), under the Base Indenture (as hereinafter defined).

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Subordinated Debt Indenture, dated as of June 25, 2014 (the “Base Indenture” and, as hereby supplemented and amended, the “Indenture”), providing for the establishment from time to time of Series of the Company’s subordinated unsecured debt securities, which may be notes, bonds, debentures or other evidences of indebtedness of the Company (hereinafter called the “Securities”), and the issuance by the Company from time to time of Securities under the Indenture;

WHEREAS, Section 901(4) of the Base Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Base Indenture to establish a Series of Securities thereunder and the form and terms, provisions and conditions of Securities of such Series of Securities as permitted by Section 201 and Section 301 of the Base Indenture;

WHEREAS, pursuant to Section 301 of the Base Indenture, the Company desires to establish a new Series of Securities under the Indenture to be known as its “5.00% Fixed-to-Floating Rate Subordinated Notes Due December 31, 2027” (the “2027 Series”) and to establish and set the form and terms, provisions and conditions of the notes of the 2027 Series (the “Notes”), as provided in this Second Supplemental Indenture and to provide for the initial issuance of Notes of the 2027 Series in the aggregate principal amount of $30,000,000; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture; and all requirements necessary to make this Second Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make Notes, when executed by the Company and authenticated and delivered by the Trustee in accordance with this Indenture, the valid, binding and enforceable obligations of the Company regarding such issuance have been satisfied; and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Relation to Base Indenture. This Second Supplemental Indenture constitutes an integral part of, and amends and supplements, the Base Indenture as set forth herein.

Section 1.02. Definition of Terms. For all purposes of this Second Supplemental Indenture:

(a) Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture, provided that if the definition of a capitalized term defined in this Second Supplemental Indenture conflicts with the definition of that capitalized term in the Base Indenture, the definition of that capitalized term in this Second Supplemental Indenture shall control for purposes of this Second Supplemental Indenture and the Notes;

(b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout this Second Supplemental Indenture;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation;

(e) unless otherwise specified or unless the context requires otherwise, (i) all references in this Second Supplemental Indenture to Sections refer to the corresponding Sections of this Second Supplemental Indenture and (ii) the terms “herein,” “hereof,” “hereunder” and any other word of similar import refer to this Second Supplemental Indenture; and

(f) for purposes of this Second Supplemental Indenture and the Notes, the following terms have the meanings given to them in this Section 1.02(f):

“2027 Series” shall have the meaning set forth in the Recitals.

“Base Indenture” shall have the meaning set forth in the Recitals.

“Business Day” means any calendar day that is not a Saturday, Sunday or that is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed in the City of New York, New York, and on which the trustee and commercial banks are open for business in New York, New York; provided, however, that in the case of any Floating Rate Interest Payment Date, such day is also a London Banking Day; provided, further, that such term shall mean, when used with respect to any payment of principal of, or premium, if any, or interest on the Notes to be made at any Place of Payment for the Notes any day other than a Saturday, Sunday or other day on which banking institutions in such Place of Payment are authorized or obligated by law, regulation or executive order to close.

“Calculation Agent” means that Person appointed by the Company in accordance with Section 2.03 hereof and serving from time to time as the agent to calculate the interest due with respect to the Notes on each Floating Rate Interest Payment Date as contemplated by Section 2.05 hereof, which calculation agent shall be appointed on or before the determination date for the first Floating Rate Interest Payment Date (and which calculation agent may be the trustee, the Company or one of their respective affiliates). If the Company does not engage a third party to act as the Calculation Agent on or before the determination date for the first Floating Rate Interest Period, the Company will serve as the Calculation Agent and will be responsible for calculating the interest rate for each Floating Rate Interest Period while serving as the Calculation Agent.

“Company” shall have the meaning set forth in the Preamble.

“Designated LIBOR Page” shall have the meaning set forth in the form of Note that is Exhibit A hereto.

“Determination Date” has the meaning provided within the definition of “three-month LIBOR” in Exhibit A hereto.

“DTC” shall have the meaning set forth in Section 2.03 hereof.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor regulatory authority with jurisdiction over bank holding companies.

“Fixed Rate Interest Payment Date” shall have the meaning set forth in Section 2.05(a) hereof.

“Fixed Rate Period” shall have the meaning set forth in Section 2.05(a) hereof.

“Floating Rate Interest Payment Date” shall have the meaning set forth in Section 2.05(b) hereof.

“Floating Rate Interest Period” shall have the meaning set forth in Section 2.05(b) hereof.

“Floating Rate Period” shall have the meaning set forth in Section 2.05(b) hereof.

“Interest Payment Date” shall have the meaning set forth in Section 2.05(b) hereof.

“Global Note” shall have the meaning set forth in Section 2.04 hereof.

“Indenture” shall have the meaning set forth in the Recitals.

“Independent Bank Regulatory Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of federal bank holding company and banking regulatory law, including the laws, rules and the guidelines of the Federal Reserve Board relating to regulatory capital, and shall include any Person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Company or the Trustee in connection with providing the legal opinion contemplated by the definition of the term “Tier 2 Capital Event.”

“Independent Tax Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of federal income taxation law, including the deductibility of interest payments made with respect to corporate debt instruments, and shall include any Person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Company or the Trustee in connection with providing the legal opinion contemplated by the definition of the term “Tax Event.”

“Interest Payment Date” shall have the meaning set forth in Section 2.05(b) hereof.

“London Banking Day” means any date on which commercial banks are open for business (including dealings in U.S. dollars in London, England.

“Maturity Date” shall have the meaning set forth in Section 2.02 hereof.

“Notes” shall have the meaning set forth in the Recitals.

“Redemption Date” means each date, if any, on which Notes are redeemed pursuant to Section 4.01 hereof.

“Second Supplemental Indenture” shall have the meaning set forth in the Preamble.

“Securities” shall have the meaning set forth in the Recitals.

“Tax Event” shall mean the receipt by the Company of an opinion of Independent Tax Counsel to the effect that, as a result of:

a. any amendment to or change (including any announced prospective amendment or change) in any law, treaty, statute or code, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities;

b. any judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”);

c. any amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation; or

d. a threatened challenge asserted in writing in connection with an audit of the Company’s federal income tax returns or positions or a similar audit of any of its Subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, in each case, occurring or becoming publicly known on or after the first date on which any Notes are sold, there is more than an insubstantial increase in the risk that interest paid by the Company on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

“three-month LIBOR” means the rate of interest per year determined by the Calculation Agent as set forth in the form of Note that is Exhibit A hereto.

“Tier 2 Capital Event” shall mean the receipt by the Company of an opinion of Independent Bank Regulatory Counsel to the effect that, as a result of:

a. any amendment to, or change (including any announced prospective change) in, the laws, statutes or codes, or any regulations thereunder, of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company; or

b. any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then equivalent if the Company were subject to such capital requirement) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Company.

“Trustee” shall have the meaning set forth in the Preamble.

ARTICLE 2

ESTABLISHMENT OF THE 2027 SERIES AND

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01. Establishment of the Series of the Notes and Designation.

(a) There is hereby authorized and established a Series of Securities designated as the “5.00% Fixed-to-Floating Rate Subordinated Notes Due December 31, 2027,” unsecured, subordinated to the Senior Indebtedness of the Company as provided herein and unlimited in the aggregate principal amount of the Securities of the 2027 Series that may be issued. The Notes initially issued pursuant to the terms of this Indenture shall be in an aggregate principal amount of $30,000,000, which amount shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Article 2 of the Base Indenture. The Securities that are a part of such Series of Securities shall be in the form and have the terms, provisions and conditions as set forth in the Base Indenture, this Second Supplemental Indenture and the Notes in the form attached hereto as Exhibit A.

(b) The Company may, from time to time, without notice to or the consent of the Holders of the Notes, create and issue additional Securities equal in rank to and having the same terms and conditions in all respects as the Notes issued on the date hereof (except for issue date, the offering price, the interest commencement date and the first interest payment date), and any such additional Securities will be consolidated and form a single series with the Notes provided, however, that if such additional Securities shall not be fungible with the original Notes for United States federal income tax purposes, such additional Securities shall be issued under a different CUSIP number and, if applicable, a different ISIN number.

Section 2.02. Maturity. The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest then owing, is December 31, 2027 (the “Maturity Date”).

Section 2.03. Form, Payment and Appointment. Except as provided in the fourth paragraph of Section 305 of the Base Indenture, the Notes will be issued only in book-entry form, will be represented by one or more Global Notes (as defined below) registered in the name of or held by The Depositary Trust Company (and any successor organization thereto) (“DTC”) or its nominee. Principal or the Redemption Price, if any, of a Note shall be payable to the Person in whose name that Note is registered on the Maturity Date or Redemption Date, as the case may be, provided that principal of, the Redemption Price, if any, of and interest on the Notes represented by one or more Global Notes (as hereinafter defined) registered in the name of or held by DTC or its nominee will be payable in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Notes. The principal of any certificated Notes will be payable at the Place of Payment set forth below; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided that the Paying Agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on the Maturity Date).

The Notes shall have such other terms as are set forth in the form thereof attached hereto as Exhibit A, which is incorporated herein and made a part hereof.

The Security Registrar, Authenticating Agent, and Paying Agent for the Notes shall initially be the Trustee. The Company will appoint a Person to act as the Calculation Agent as provided in the form of Note that is Exhibit A hereto.

The Place of Payment for the Notes shall be an office or agency of the Company maintained for such purpose in Dallas, Texas, which shall initially be the Corporate Trust Office of the Trustee in Dallas, Texas.

The Notes will be issuable and may be transferred only in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. The amounts payable with respect to the Notes shall be payable in U.S. Dollars.

Section 2.04. Global Note. The Notes shall be issued initially in the form of one or more fully registered global notes (each such global note, a “Global Note”) registered in the name of DTC or its nominee and deposited with DTC or its designated custodian or such other Depositary as any officer of the Company may from time to time designate. Unless and until a Global Note is exchanged for Notes in certificated form, such Global Note may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to DTC or a nominee of DTC, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary as provided in the Indenture.

Section 2.05. Interest.

(a) Unless redeemed prior to the Maturity Date pursuant to Section 3.01 or Section 3.02 hereof, the Notes will bear interest at a fixed rate of 5.00% per year from and including December 19, 2017, to but excluding December 31, 2022 (the “Fixed Rate Period”). Interest accrued on the Notes during the Fixed Rate Period will be payable semiannually in arrears on June 30 and December 31 of each year, commencing on June 30, 2018 (each such date a “Fixed Rate Interest Payment Date”). The interest payable during the Fixed Rate Period will be paid to each holder in whose name a Note is registered at the close of business (whether or not a Business Day) on the June 15 and December 15 immediately preceding the applicable Fixed Rate Interest Payment Date.

(b) Unless redeemed prior to or on such date pursuant to Section 3.01 or Section 3.02 hereof, during each Floating Rate Interest Period (as defined below) occurring during the period from and including December 31, 2022, to, but excluding, the Maturity Date (the “Floating Rate Period”) the Notes will bear interest at a floating rate equal to three-month LIBOR, reset quarterly, as determined by the Calculation Agent on each applicable Determination Date, provided that if Three-Month LIBOR is less than zero, then Three-Month LIBOR shall be deemed to be zero, plus, in each case, a spread of 283 basis points. The Calculation Agent shall notify the Trustee and the Company in writing promptly following the applicable Determination Date of (i) the interest rate for such Floating Rate Interest Period, (ii) the amount of interest expected to accrue for such Floating Rate Interest Period and (iii) the Interest Payment Date related to such Floating Rate Interest Period. The Trustee shall make such information available to the holders of the Notes upon request. A “Floating Rate Interest Period” means, the period from, and including, each Floating Rate Interest Payment Date (as defined below) to, but excluding, the next succeeding Floating Rate Interest Payment Date, except for the initial Floating Rate Interest Period, which will be the period from, and including, December 31, 2022, to, but excluding, the next succeeding Floating Rate Interest Payment Date. During the Floating Rate Period, interest on the Notes will be payable quarterly in arrears on March

31, June 30, September 30 and December 31 of each year, commencing on March 31, 2023, to, but excluding, the Maturity Date (unless redeemed prior to the Maturity Date) (each such date, a “Floating Rate Interest Payment Date,” together with each “Fixed Rate Interest Payment Date,” an “Interest Payment Date”). The interest payable during the Floating Rate Period will be paid to each holder in whose name a Note is registered at the close of business (whether or not a Business Day) on the March 15, June 15, September 15 and December 15, immediately preceding the applicable Floating Rate Interest Payment Date, provided that interest payable on the Maturity Date shall be payable to the Person to whom the principal hereof is payable.

(c) The Notes will bear interest at the rates set forth in Exhibit A hereto.

Section 2.06. Subordination.

(a) The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Notes by the Holder’s acceptance thereof, likewise covenants and agrees, that the payment of the principal of and interest on each and all of the Notes is and will be expressly subordinated in right of payment to the prior payment in full of all Senior Indebtedness, subject to clause (j) of this Section 2.06, to the extent and in the manner described in this Section 2.06 and Section 1501 of the Base Indenture.

(b) Upon any distribution of assets of the Company upon any termination, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred upon the Senior Indebtedness and the holders thereof with respect to the Notes and the Holders thereof by a lawful plan of reorganization under applicable bankruptcy law):

(i) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in accordance with the terms of such Senior Indebtedness of the principal thereof, premium, if any, and the interest due thereon (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) before the Holders of the Notes are entitled to receive any payment upon the principal of or interest on indebtedness evidenced by the Notes;

(ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes would be entitled except for the provisions of Section 1501 of the Base Indenture and this Section 2.06, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, in accordance with the priorities then existing among holders of Senior Indebtedness for payment of the aggregate amounts remaining unpaid on account of the principal, premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; it being understood that if the Holders of the Notes shall fail to file a proper claim in the form required by any proceeding referred to in this subparagraph (ii) prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness are hereby authorized to file an appropriate claim or claims for and on behalf of the Holders of the Notes, in the form required in any such proceeding; and

(iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinate to the payment of the Notes shall be received by the Trustee or Holders of the

Notes before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment of assets of the Company for all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of and interest on the Notes shall be paid in full and no such payments or distributions to holders of such Senior Indebtedness to which the Holders of the Notes would be entitled except for the provisions hereof of cash, property or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors, other than the holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Section 2.06 are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand, and, in the case of clause (j) of this Section 2.06, the holders of Existing Company Subordinated Indebtedness. Nothing contained in this Section 2.06 or elsewhere in the Base Indenture, this Second Supplemental Indenture or any supplemental indenture issued pursuant to Section 301 or Article Nine of the Base Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors, other than the holders of Senior Indebtedness, and the Holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms or to affect the relative rights of the Holders of the Notes and creditors of the Company, other than the holders of the Senior Indebtedness, nor, except as otherwise expressly provided in the Base Indenture, this Second Supplemental Indenture and the Notes with respect to the limitation on the rights of the Trustee and the Holders of Notes, to accelerate the maturity of the Notes and pursue remedies upon such an acceleration, shall anything herein or in the Notes prevent the Trustee or the Holder of any Notes from exercising all remedies otherwise permitted by applicable law upon any Event of Default under the Indenture occurring, subject to the rights, if any, under this Section 2.06 of the holders of Senior Indebtedness, in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Section 2.06, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such termination, winding up, liquidation or reorganization proceeding is pending or upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of the Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount hereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 2.06. In the absence of any such liquidating trustee, agent or other Person, the Trustee shall be entitled to rely upon a written notice by a Person representing itself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of Senior Indebtedness (or is such a trustee or representative). If the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person, as a holder of Senior Indebtedness, to participate in any payment or distribution pursuant to this Section 2.06, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participation in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Section 2.06, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Section 2.06, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Section 2.06 against the Trustee. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness by reason of the execution of the Base Indenture, this Second Supplemental Indenture, or any other supplemental indenture entered into pursuant to Section 301 or Article Nine of the Base Indenture, and shall not be liable to any such holders if it shall mistakenly pay over or distribute to or on behalf of Holders of the Notes or the Company moneys or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Section 2.06.

(c) In the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest on, any Senior Indebtedness, beyond any applicable period of grace, or if any event of default with respect to any Senior Indebtedness shall have occurred and be continuing, or would occur as a result of the payment referred to hereinafter, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment or principal of or interest on the Notes, or in respect of any retirement, purchase or other acquisition of any of the Notes, shall be made by the Company.

(d) Nothing contained in the Base Indenture, this Second Supplemental Indenture, any other supplemental indenture entered into pursuant to Section 301 or Article Nine of the Base Indenture, or in any of the Notes shall: (i) impair, as between the Company and Holders of the Notes, the obligations of the Company, to make, or prevent the Company from making, at any time except as provided in clauses (b), (c), or (j) of this Section 2.06, payments of principal of, or interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency, or similar law now or hereafter in effect) on, the Notes, as and when the same shall become due and payable in accordance with the terms of the Notes; (ii) affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness; (iii) except as otherwise expressly provided in the Base Indenture, this Second Supplemental Indenture and the Notes with respect to the limitation on the rights of the Trustee and the Holders of Notes, to accelerate the maturity of the Notes and pursue remedies upon such an acceleration, prevent the Holder of any Notes or the Trustee from exercising all remedies otherwise permitted by applicable law upon default thereunder, subject to the rights, if any, under this Section 2.06 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of such remedy; or (iv) prevent the application by the Trustee or any Paying Agent of any moneys deposited with it hereunder to the payment of or on account of the principal of, or interest on, the Notes or prevent the receipt by the Trustee or any Paying Agent of such moneys, if, prior to the third Business Day prior to such deposit, the Trustee or such Paying Agent did not have written notice of any event prohibiting the making of such deposit by the Company.

(e) Each Holder by his acceptance of any Notes authorizes and expressly directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in the Indenture, and appoints the Trustee such Holder’s attorney-in-fact for such purposes, including, in the event of any termination, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors by the Company, a marshalling of the assets and liabilities of the Company or otherwise) tending toward the liquidation of the property and assets of the Company, the filing of a claim for the unpaid balance of the Notes in the form required in those proceedings.

The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the Company from making any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Section 2.06 or Article Fifteen of the Base Indenture. The Trustee shall not be charged with the knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or a trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Six of the Indenture, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 2.06 at least two Business Days prior to the date upon which, by the terms of the Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Notes prior to such application. The foregoing shall not apply if the Paying Agent is the Company. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or agent of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or agent on behalf of any such holder.

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section 2.06 or Article Fifteen of the Base Indenture, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Section 2.06 or Article Fifteen of the Base Indenture and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending such evidence being furnished to the Trustee or a judicial determination that such Person has the right to receive such payment.

(f) Notwithstanding the provisions of this Section 2.06 or any other provisions of the Base Indenture, this Second Supplemental Indenture or any other supplemental indenture issued pursuant to Section 301 or Article Nine of the Base Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any Senior Indebtedness or of any event that would prohibit the making of any payment or moneys to or by the Trustee or such Paying Agent, unless and until a Responsible Officer of the Trustee or such Paying Agent shall have received written notice thereof from the Company or from the holder of any Senior Indebtedness or from the representative of any such holder.

(g) The Trustee shall be entitled to all of the rights set forth in this Section 2.06 in respect of any Senior Indebtedness at any time held by it in its individual capacity to the same extent as any other holder of such Senior Indebtedness, and nothing in the Base Indenture, this Second Supplemental Indenture or any other supplemental indenture issued pursuant to Section 301 or Article Nine of the Base Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

(h) The failure to make a payment pursuant to the Notes by reason of any provision in this Section 2.06 shall not be construed as preventing the occurrence of a Default or any Event of Default.

(i) Nothing contained in this Section 2.06 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 607 of the Base Indenture.

(j) Subject to the provisions of this clause (j) of Section 2.06 and to any provisions established or determined with respect to Securities of any Series pursuant to Section 301 of the Base Indenture, the Notes shall rank pari passu in right of payment with the Existing Company Subordinated Indebtedness. Upon the occurrence of any of the events specified in clause (b) of this Section 2.06, the provisions of that clause and the corresponding provisions of each indenture or other instrument or document establishing or governing the terms of any Existing Company Subordinated Indebtedness shall be given effect on a pro rata basis to determine the amount of cash, property or securities that may be payable or deliverable as between the holders of Senior Indebtedness, on the one hand, and the Holders of the Notes and holders of Existing Company Subordinated Indebtedness, on the other hand.

(k) The subordination provisions in this Section 2.06 or Article Fifteen of the Base Indenture do not apply to amounts due to the Trustee pursuant to other sections of the Indenture, including Section 607 of the Base Indenture.

Section 2.07. Events of Default; Acceleration. All of the Events of Default set forth in clauses (1), (2), (4), (5) and (6) of Section 501 of the Base Indenture will apply with respect to the Notes. Notwithstanding the foregoing, because the Company will treat the Notes as Tier 2 capital (or its then equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve Board as then in effect and applicable to the Company, upon the occurrence of an Event of Default other than an Event of Default set forth in clause (5) or (6) of Section 501 of the Base Indenture, neither the Trustee nor the holders of the Notes may accelerate the Maturity of the Notes and make the principal of, and any accrued and unpaid interest on, the Notes, immediately due and payable.

Section 2.08. No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

Section 2.09. No Conversion or Exchange Rights. The Notes shall not be convertible into or exchangeable for any equity securities, other securities or other assets of the Company or any Subsidiary.

Section 2.10. No Defeasance or Covenant Defeasance. Sections 1202 and 1203 of the Base Indenture shall not be applicable to the Notes.

ARTICLE 3

REDEMPTION OF THE NOTES

Section 3.01. Optional Redemption. The Notes shall not be redeemable prior to December 31, 2022, except as provided in Section 3.02. The Notes shall be redeemable, in whole or in part, at the option of the Company beginning on December 31, 2022, and on any Interest Payment Date thereafter, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, and any such redemption may be subject to the satisfaction of one or more conditions precedent set forth in the applicable notice of redemption (an “Optional Redemption”). No such Optional Redemption of the Notes by the Company prior to the Maturity Date shall be made without the prior approval of the Federal Reserve Board if such prior approval is or will be required at the scheduled Redemption Date in order for the Notes to qualify as Tier 2 capital of the Company under the rules and guidelines of the Federal Reserve Board. The Notes are not subject to repayment at the option of the Holders.

Section 3.02. Redemption of Special Events. Other than in the case of an Optional Redemption, the Notes may not be redeemed, called or repurchased by the Company prior to the Maturity Date, except that the Company may also, at its option, redeem the Notes at any time before the Maturity Date in whole, but not in part, at any time within 90 days of the occurrence of a Tax Event, a Tier 2 Capital Event or if the Company is required to register as an investment company pursuant to the Investment Company Act of 1940 (15 U.S.C. 80a-1 et seq.). Any such redemption will be at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, and any such redemption may be subject to the satisfaction of one or more conditions precedent set forth in the applicable notice of redemption. No such redemption of the Notes by the Company prior to the Maturity Date shall be made without the prior approval of the Federal Reserve Board if such prior approval is or will be required at the scheduled Redemption Date in order for the Notes to qualify as Tier 2 capital of the Company under the rules and guidelines of the Federal Reserve Board.

Section 3.03. Notice to Trustee. If the Company elects to redeem the Notes pursuant to the optional redemption provisions of Section 3.01 or Section 3.02 of this Second Supplemental Indenture, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Company shall furnish to the Trustee a Company Officers’ Certificate setting forth (i) the applicable section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) a Company Board Resolution.

Section 3.04. Partial Redemption. In the case of a redemption pursuant to Section 3.01, if less than all of the Notes are to be redeemed and the Notes are global Securities, the Trustee shall select the Notes to be redeemed equally, by lot or in a manner the Trustee deems fair and appropriate. The Trustee shall promptly notify in writing the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in minimum amounts of $1,000 or integral multiples of $1,000 in excess thereof; no Notes of a principal amount of $1,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not equal to $1,000 or an integral multiple of $1,000 in excess thereof, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.05. Notice to Holders. In the case of any redemption, at least 30 days but no more than 60 days before the Redemption Date, the Company shall send in accordance with the applicable procedures of the Depositary, or if the Notes are not then global Securities the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder’s registered address appearing on the register. The notice shall identify the Notes to be redeemed (including the CUSIP and/or ISIN numbers thereof, if any) and shall state:

(a) the Redemption Date;

(b) the principal amount of the Notes that are being redeemed;

(c) each Place of Payment;

(d) the redemption price and accrued interest to the Redemption Date that is payable pursuant to Section 1102 of the Base Indenture;

(e) if fewer than all outstanding Notes are to be redeemed, the portion of the principal amount of such Notes to be redeemed and that, after the Redemption Date and upon surrender of such Notes, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(f) the name and address of the Paying Agent;

(g) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(h) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(i) if such notice is conditioned upon the satisfaction of one or more conditions precedent, the nature of such conditions precedent;

(j) the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(k) that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.

The Company may state in the notice of redemption that payment of the redemption price and performance of its obligations with respect to redemption or purchase may be performed by another Person.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, that the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date, a Company Officers’ Certificate requesting that the Trustee give such notice and attaching a copy of such notice, which shall set forth the information to be stated in such notice as provided in this Article 3. If any condition precedent to a redemption has not been satisfied, the Company will provide written notice to the Trustee not less than two Business Days prior to the Redemption Date that such condition precedent has not been satisfied, that the notice of redemption is rescinded or delayed and that the redemption subject to the satisfaction of such condition precedent shall not occur or shall be delayed. The Trustee shall promptly send a copy of such notice to the Holders of the Notes.

ARTICLE 4

FORM OF NOTES

Section 4.01. Form of Notes. The Notes and the Trustee’s Certificate of Authentication thereon are to be substantially in the form attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof. To the extent the terms and conditions of the Notes are not set forth herein, such terms and conditions of the Notes shall be as set forth in the form attached as Exhibit A hereto.

ARTICLE 5

ISSUE OF NOTES

Section 5.01. Original Issue of Notes. Notes having an aggregate principal amount of $30,000,000 may from time to time, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes in accordance with a Company Order pursuant to Section 303 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

Section 5.02. Additional Issues of Notes. The Company may from time to time, without notice to or the consent of the holders of the Notes, issue additional Notes, which Notes will rank pari passu with the Notes and be identical in all respects as the Notes previously issued except for their issuance date, the offering price, the payment of interest accruing prior to the issue date of such additional Notes and the first payment of interest following the issue date of such additional Notes in order that such additional Notes may be consolidated and form a single Series with the Notes outstanding immediately prior to the issuance of such additional Notes and have the same terms as to status, redemption or otherwise as the Notes.

ARTICLE 6

IMMUNITY OF STOCKHOLDERS, EMPLOYEES, AGENTS, OFFICERS AND DIRECTORS

Section 6.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or interest on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer, director, employee or agent, as such, past, present or future, of the Company or of any successor Person to the Company, it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Second Supplemental Indenture and the issue of the Notes.

ARTICLE 7

MISCELLANEOUS

Section 7.01. Ratification of Base Indenture. The Base Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 7.02. Trustee Not Responsible for Recitals. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as statements of the Company and not those of the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof.

Section 7.03. Texas Law To Govern. THIS SECOND SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

Section 7.04. Severability. In case any provision in this Second Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired by such invalid, illegal or unenforceable provision.

Section 7.05. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “.pdf” or “.tif”) shall be deemed to be their original signatures for all purposes.

Section 7.06. Benefits of Second Supplemental Indenture. Nothing in this Second Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties to this Second Supplemental Indenture and their successors under this Second Supplemental Indenture and the Persons in whose names the Notes are registered on the Security Register from time to time, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

Section 7.07. Conflict with Base Indenture. If any provision of this Second Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, such provision of this Second Supplemental Indenture shall control.

Section 7.08. Provisions of Trust Indenture Act Controlling. This Second Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this Second Supplemental Indenture limits, qualifies, or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Second Supplemental Indenture, the provision of the Trust Indenture Act shall control.

Section 7.09. Successors. All agreements of the Company in the Base Indenture, this Second Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Base Indenture and this Second Supplemental Indenture shall bind its successors.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first written above.

INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
David R. Brooks
Chairman of the Board, Chief Executive Officer and President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick Giordano
Patrick Giordano
Vice President

Signature Page to Second Supplemental Indenture

EXHIBIT A

[Note: The following legend is to be placed at the beginning of any Global Note representing Notes.]

GLOBAL NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO IN THIS SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR ITS NOMINEE. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE OR A SUCCESSOR OF SUCH DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY (AS DEFINED HEREIN) AS EVIDENCED HEREBY (1) ARE NOT DEPOSITS WITH OR HELD BY THE COMPANY, (2) AND ARE NOT INSURED OR GUARANTEED BY ANY FEDERAL AGENCY OR INSTRUMENTALITY, INCLUDING, WITHOUT LIMITATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION AND (3) ARE SUBORDINATE IN THE RIGHT OF PAYMENT TO THE SENIOR INDEBTEDNESS (AS DEFINED IN THE SUBORDINATED DEBT INDENTURE IDENTIFIED HEREIN).

INDEPENDENT BANK GROUP, INC.

5.00% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE DECEMBER 31, 2027

No.	CUSIP: 45384B AB2
$30,000,000	ISIN:

Independent Bank Group, Inc., a Texas corporation (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $30,000,000 DOLLARS (or such other amount as set forth in the Schedule of Increases or Decreases in the Note attached hereto) on December 31, 2027, (such date, the “Maturity Date”), unless redeemed prior to such Maturity Date, and to pay interest thereon at the following rates of interest and on the following Interest Payment Dates with the following Interest Record Dates:

This note (this “Note”) shall bear interest at a fixed rate equal to 5.00% per year from and including the date of its issuance to, but excluding, December 31, 2022 (the “Fixed Rate Period”), with accrued interest to be payable on each June 30 and December 31 occurring during the Fixed Rate Period, commencing June 30, 2018 (the “Fixed Rate Interest Payment Dates”). This Note shall bear interest at a floating rate of interest equal to three-month LIBOR (as defined in and calculated in accordance with the terms of the Indenture and as defined on the reserve side of this Note), provided that if three-month LIBOR is less than zero, then three-month LIBOR shall be deemed to be zero, plus, in each case, a spread of 283 basis points (2.83%) for each Floating Rate Interest Period (as defined on the reverse side of this Note) from and including December 31, 2022, to, but excluding, the Maturity Date, with accrued interest to be payable on each March 31, June 30, September 30 and December 31 occurring during the period from and including December 31, 2022 through the Maturity Date (the “Floating Rate Period”) commencing March 31, 2023 (the “Floating Rate Interest Payment Dates,” and together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates”). The record dates for the payment of interest shall be June 15 and December 15 of each year (whether or not a Business Day), commencing June 15, 2018, to and including June 15, 2022 with respect to the Fixed Rate Interest Payment Dates (the “Fixed Rate Record Dates”), and March 15, June 15, September 15 and December 15 of each year (whether or not a Business Day) from and including December 31, 2022, with respect to the Floating Rate Interest Payment Dates (the “Floating Rate Record Dates,” and together with the Fixed Rate Record Dates, the “Record Dates”).

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note, or any predecessor Note, is registered at the close of business on the Record Date for such Interest Payment Date; provided that the interest due on the Maturity Date or a Redemption Date (whether or not an Interest Payment Date) of a Note of the Series of Securities of which this Note is a part will be paid to the Person to whom principal of such Note is payable.

Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in Dallas, Texas, which shall initially be the principal office of the Trustee located therein, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided, that the Paying Agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on the Maturity Date or a Redemption Date).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

(Signature page follows)

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: December 19, 2017

INDEPENDENT BANK GROUP, INC.

By:
David R. Brooks
Chairman of the Board, Chief Executive Officer and President

By:
Jan Webb
Corporate Secretary

[Signature Page to Global Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

Dated: December 19, 2017

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to Global Note]

REVERSE OF NOTE

INDEPENDENT BANK GROUP, INC.

5.00% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE DECEMBER 31, 2027

This Note is one of a duly authorized issue of Securities of the Company of a Series designated as the “5.00% Fixed-to-Floating Rate Subordinated Notes Due December 31, 2027” (the “Notes”) initially issued in an aggregate principal amount of $30,000,000 on December 19, 2017. Such Series of Securities has been established pursuant to, and is one of an unsecured indefinite number of Series of subordinated debt securities of the Company issued or issuable under and pursuant to, the Subordinated Debt Indenture (the “Base Indenture”), dated as of June 25, 2014, between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as supplemented and amended by the Second Supplemental Indenture, between the Company and the Trustee, dated as of December 19, 2017 (the “Second Supplemental Indenture” and the Base Indenture as supplemented and amended by the Second Supplemental Indenture, the “Indenture”), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Persons in whose names Notes are registered on the Security Register from time to time and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms, conditions and provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern to the extent such terms, conditions and other provisions of this Note are not inconsistent with the terms, conditions and provisions made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

All capitalized terms used in this Note and not defined herein that are defined in the Base Indenture or the Second Supplemental Indenture shall have the meanings assigned to them in the Base Indenture or the Second Supplemental Indenture. If any capitalized term used in this Note and defined herein is also defined in the Base Indenture or the Second Supplemental Indenture, in the event of any conflict in the meanings ascribed to such capitalized term, the definition of the capitalized term in this Note shall control.

The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Second Supplemental Indenture, subordinate and junior in right of payment to obligations of the Company constituting the Senior Indebtedness (as defined in the Indenture) on the terms and subject to the terms and conditions as provided and set forth in Section 2.06 of the Second Supplemental Indenture and shall rank pari passu in right of payment with all other Notes and with all other unsecured subordinated indebtedness of the Company issued under the Indenture and not by its terms subordinate and junior in right of payment to the promissory notes, bonds, debentures or other evidences of indebtedness of types that include the Notes. Each Holder of this Security, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided.

Interest accruing under this Note during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months and interest accruing under this Note during the Floating Rate Period will be computed on the basis of the actual number of days in a Floating Rate Interest Period and a 360-day year. The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

The term “three-month LIBOR” means, as determined by the Calculation Agent (as defined below) on the second London Banking Day immediately preceding the commencement of the applicable Floating Rate Interest Period (the “determination date”) and provided to the trustee in writing, the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of approximately 11:00 a.m., London time, on such determination date. If such rate does not appear on the Designated LIBOR Page (as defined below) at such time, or the Designated LIBOR Page is not available on such date, the Calculation Agent shall obtain such rate from Bloomberg L.P.’s page “BBAM” (or any successor or replacement page). If the Calculation Agent determines that such rate has been discontinued, then it shall determine in its sole discretion whether to use a substitute or successor base rate that is most comparable to such rate, provided that if the Calculation Agent determines there is an industry accepted successor base rate, the Calculation Agent shall use such successor base rate, and if the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may also implement changes to the business day convention, any business day definition, the determination date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant business day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. If the Calculation Agent determines that such rate has been discontinued, but the Calculation Agent does not determine to use a substitute or successor base rate as provided above, then the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, selected by the Calculation Agent, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars with a term of three months as of 11:00 a.m., London time, on such determination date and in a principal amount equal to an amount that, in the judgment of the Calculation Agent, is representative for a single transaction in U.S. dollars in the relevant market at the relevant time (a “representative amount”). If at least two such quotations are so provided, three-month LIBOR for such Floating Rate Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Calculation Agent will request each of three major banks in the City of New York to provide such bank’s rate for loans in U.S. dollars to leading European banks with a term of three months as of approximately 11:00 a.m., the City of New York time, on such determination date and in a representative amount. If at least two such rates are so provided, three-month LIBOR for such Floating Rate Period will be the arithmetic mean of such quotations. If fewer than two such rates are so provided, then three-month LIBOR for such Floating Rate Interest Period will be set to equal the three-month LIBOR for the then current Floating Rate Interest Period or, in the case of the first Floating Rate Interest Period, 2.17% (resulting in a 5.00% interest rate on the notes for such first Floating Rate Interest Period).

The term “Designated LIBOR Page” means the display on Reuters or any successor service, on page LIBOR01 or on any other page as may replace that page on the service, for the purpose of displaying the London interbank rates of U.S. dollars.

If any Interest Payment Date, including the Maturity Date, falls on a day that is not a Business Day, (i), in the case of a Fixed Rate Interest Payment Date, the related payment will be made on the next succeeding Business Day with the same force and effect as if made on the day such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the next succeeding Business Day, and (ii) in the case of a Floating Rate Interest Payment Date, then payment of interest payable on such Floating Rate Interest Payment Date will be postponed to the next succeeding day that is a Business Day, unless such day falls in the next succeeding calendar month, in which case, such Floating Rate Interest Payment Date will be accelerated to the immediately preceding day that is a Business Day, and in each such case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Floating Rate Interest Payment Date as so adjusted. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months to but excluding December 31, 2022, and, thereafter, interest will be computed on the basis of the actual number of days in a Floating Rate Interest Period and a 360-day year to but excluding December 31, 2027. All percentages used in or resulting from any calculation of three-month LIBOR shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

The Calculation Agent’s determination of the applicable interest rate and its calculation of the amount of interest for any Floating Rate Interest Period shall be final and binding in the absence of manifest error.

On or before the determination date for the first Floating Rate Interest Period, the Company will appoint a bank, trust company, investment banking firm or other financial institution to serve as the calculation agent (the “Calculation Agent”), which appointment shall be made on such terms and conditions, and the Calculation Agent shall have such duties, responsibilities, and obligations with respect to the Notes as the Company shall determine, provided that such terms, conditions, duties, responsibilities, and obligations shall be consistent with the terms and conditions of the Indenture and this Note and shall be as necessary to provide for the calculation of three-month LIBOR for each Floating Rate Interest Period and the calculation of the rate at which interest will accrue under the Notes for each Floating Rate Interest Period. The Calculation Agent so appointed by the Company in accordance with the terms and conditions of the Indenture, or in the event the Company does not engage a third party to act as the Calculation Agent on or before the determination date for the first Floating Rate Interest Period, the Company (the “Initial Calculation Agent”) shall serve as the Calculation Agent hereunder unless and until a successor Calculation Agent is appointed by the Company. The Company shall appoint a bank, trust company, investment banking firm or other financial institution to act as the successor Calculation Agent to the Initial Calculation Agent, or any of the Initial Calculation Agent’s successors in that capacity, in the event that: (a) any acting Calculation Agent is unable or unwilling to act as the calculation agent hereunder; (b) any acting Calculation Agent fails to establish the floating interest rate for any Interest Period; or (c) the Company proposes to remove the Calculation Agent. The Calculation Agent’s determination of three-month LIBOR and the interest rate at which interest will accrue during, and its calculation of the amount of accrued interest for, any Floating Rate Interest Period will, in the absence of manifest error, be final and conclusive for all purposes and binding on the Holders of the Notes. The Calculation Agent shall promptly notify the Trustee and the Company of each determination of the interest rate applicable to the Notes, and for each Floating Rate Interest Period, the amount of interest expected to accrue for such Floating Rate Interest Period and the Floating Rate Interest Payment Date related to such Floating Rate Interest Period as soon as such information becomes available. The Calculation Agent shall make such information available to the Holder of this Note upon request. Unless otherwise specified herein, all percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%, and all U.S. dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business (whether or not a Business Day) on the Record Date immediately preceding the applicable Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to such Record Date and prior to such Interest Payment Date. Holders must surrender Notes to the Trustee to collect principal payments.

The Notes are intended to be treated as Tier 2 capital (or its then equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or any successor regulatory authority with jurisdiction over bank holding companies) (the “Federal Reserve Board”) as then in effect and applicable to the Company. If an Event of Default with respect to Notes shall occur and be continuing, the principal and interest owed on the Notes shall only become due and payable in accordance with the terms and conditions set forth in Article Five of the Base Indenture and Section 2.07 of the Second Supplemental Indenture. Accordingly, the holder of this Note has no right to accelerate the maturity of this Note in the event the Company fails to pay interest on any of the Notes, fails to perform any other obligations under the Notes or in the Indenture that are applicable to the Notes.

The Company may, at its option, redeem the Notes, in whole or in part, on any Floating Rate Interest Payment Date, beginning with the Floating Rate Interest Payment Date on December 31, 2022, and the Company may also, at its option, redeem the Notes, in whole, but not in part, at any time before the Maturity Date within 90 days after the occurrence of a Tier 2 Capital Event or a Tax Event or if the Company is required to register as an investment company pursuant to the Investment Company Act of 1940 (15 U.S.C. 80a-1 et seq.) (any such date on which Notes are to be so redeemed, a “Redemption Date”), in each case, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date. On and after the Redemption Date, unless the Company shall fail to deposit the redemption price and accrued interest on the Notes called for redemption that are payable on such Redemption Date as required by Section 1105 of the Indenture, interest shall cease to accrue on the Notes called for redemption. The provisions of Article Eleven of the Base Indenture and Article 3 of the Second Supplemental Indenture shall apply to the redemption of any Notes by the Company.

No such redemption of the Notes by the Company prior to the Maturity Date shall be made without the prior approval of the Federal Reserve Board if such prior approval is or will be required at the scheduled Redemption Date in order for the Notes to qualify as Tier 2 capital of the Company under the rules and guidelines of the Board of Governors of the Federal Reserve System.

The Notes of this Series are not entitled to the benefit of any sinking fund. The Notes are not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any Subsidiary.

The Base Indenture provisions relating to defeasance and covenant defeasance in Sections 1202 and 1203 of the Base Indenture shall not be applicable to the Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Notes of each series (each series voting as a class) affected thereby and at the time Outstanding. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Notes of a series at the time Outstanding, on behalf of the holders of all Notes of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this 2027 Series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this 2027 Series are issuable only in fully registered form without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess of $1,000.

The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (if any) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

No recourse for the payment of the principal of or interest on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any shareholder, director, officer, employee or agent, member or incorporator, as such, past, present or future, of the Company, or of any successor Person to the Company, it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the issuance of the Notes.

[NOTE: THE PROVISIONS BELOW THAT APPEAR IN BRACKETS WILL BE INSERTED INTO ANY GLOBAL NOTE REPRESENTING NOTES.] [This Security is a global note, represented by one or more permanent global certificates registered in the name of the nominee of The Depositary Trust Company (each a “Global Note” and collectively, the “Global Notes”). Accordingly, unless and until it is exchanged in whole or in part for individual certificates evidencing the Notes represented hereby, this Security may not be transferred except as a whole by The Depositary Trust Company (the “Depositary”) to a nominee of such Depositary or by a nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor. Ownership of beneficial interests in this Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interest of Persons that have accounts with the Depositary (“Participants”) and the records of Participants (with respect to interests of Persons other than Participants)). Beneficial interests in Notes owned by Persons that hold through Participants will be evidenced only by, and transfers of such beneficial interests with such Participants will be effected only through, records maintained by such Participants. Except as provided below, owners of beneficial interests in this Security will not be entitled to have any individual certificates and will not be considered the owners or Holders thereof under the Indenture.

Except in the limited circumstances set forth in Section 305 of the Base Indenture, Participants and owners of beneficial interests in the Global Notes will not be entitled to receive Securities in definitive form and will not be considered Holders of Notes. Neither the Company nor the principal Paying Agent will be liable for any delay by the Depositary, its nominee or any direct or indirect participant in identifying the beneficial owners of the related Notes. The Company and the principal payment agent may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued.

Except as provided in Section 305 of the Base Indenture, beneficial owners of Global Notes will not be entitled to receive physical delivery of Notes in definitive form and no Global Note will be exchangeable except for another Global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each Person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Notes.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a Global Note to those Persons may be limited. In addition, because the Depositary can act only on behalf of its Participants, who in turn act on behalf of Persons who hold interests through Participants, the ability of a Person having an interest in Notes represented by a Global Note to pledge or transfer such interest to Persons that do not participate in the Depositary’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest. None of the Company, the Trustee, the Paying Agent and the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.]

Wells Fargo Bank, National Association will act as the Company’s principal Paying Agent with respect to the Notes through its offices presently located at 1445 Ross Avenue, Suite 4300, Dallas, Texas 75202. The Company may at any time rescind the designation of a Paying Agent, appoint a successor Paying Agent, or approve a change in the office through which any Paying Agent acts.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused the CUSIP number for the Series of Securities of which the Notes are a part to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

Notices to the Holders of registered Notes will be mailed to such Holders at their respective addresses in the Security Register will be deemed to have been given on the fourth weekday (being a day other than Saturday or Sunday) after the date of mailing. The Indenture contains provisions setting forth certain conditions to the institution of proceedings by the Holders of Notes with respect to the Indenture or for any remedy under the Indenture.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF TEXAS, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

ASSIGNMENT FORM

To assign the within Security, fill in the form below:

I or we assign and transfer the within Security to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint as agent to transfer this Security on the books of Independent Bank Group, Inc. The agent may substitute another to act for it.

Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Your Name:

Date:

Signature Guarantee: *

*	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $30,000,000. The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of decrease in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee